Exhibit 3.3

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CCO HOLDINGS CAPITAL CORP.

The undersigned, Richard R. Dykhouse, certifies that he is the Vice President, Associate General Counsel and Corporate Secretary of CCO Holdings Capital Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as of the 30th day of November, 2009:

(1) The name of the Corporation is CCO Holdings Capital Corp. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 2003 under the name CC Holdco I Capital Corp.

(2) This Amended and Restated Certificate of Incorporation amends and, as amended, restates in its entirety the Certificate of Incorporation and has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

(3) The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST:  NAME

The name of the corporation is CCO Holdings Capital Corp. (the "Corporation").

SECOND:  REGISTERED OFFICE

The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, State of Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD:  PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

FOURTH:  CAPITAL STOCK

The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100) shares of common stock with a par value of $.01 per shares.

Notwithstanding anything to the contrary in this Certificate of Incorporation, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).  The prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).

FIFTH:  DIRECTORS

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

SIXTH:  BYLAWS

The Board of Directors may from time to time adopt, make, amend, supplement or repeal the Bylaws, except as provided in this Certificate of Incorporation or in the Bylaws.  Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH:  INDEMNIFICATION

The Corporation shall, to the full extent permitted by Section 145 of the Delaware GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:  AMENDMENT, ETC.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter authorized by the laws of the State of Delaware.  All rights, preferences and privileges herein conferred are granted subject to this reservation.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, and which was duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

CCO HOLDINGS CAPITAL CORP.

By:              /s/ Richard R. Dykhouse
Name:  Richard R. Dykhouse
Title:    Vice President, Associate
             General Counsel and
             Corporate Secretary